Exhibit 10.1

TD TRUST COMPANY

DECLARATION OF TRUST
amended and restated as of March 31, 1999

establishing

GOLDEN CREDIT CARD TRUST
FIDUCIE CARTE DE CRÉDIT OR™

McCarthy Tétrault

TABLE OF CONTENTS

ARTICLE One INTERPRETATION

1.01 Definitions	1
1.02 Extended Meanings	6
1.03 Headings	6
1.04 References to Acts of the Trust	6
1.05 Proper Law	6
1.06 Invalidity of Provisions	7

ARTICLE Two PURPOSE OF THE TRUST

2.01 Purpose of the Trust	7
2.02 Activities of the Trust	7
2.03 Segregation of Assets	7

ARTICLE Three CHARACTERISTICS OF THE TRUST

3.01 Name and Head Office	8
3.02 Nature of the Trust	8

ARTICLE Four RIGHTS AND POWERS OF ISSUER TRUSTEE

4.01 General Powers	8
4.02 Acquisition of Assets and Deposit of Funds	9
4.03 Legal Title and Custody	9
4.04 Disposition of Trust Property	9
4.05 Management of Trust Property	9
4.06 Power to Borrow Money and Issue Debt Obligations	9
4.07 Hedging Agreements	10
4.08 Execution of Notes or Other Instruments	10
4.09 Facsimile Signatures	10
4.10 Taxes	11
4.11 Collection	11
4.12 Expenses and Compensation of Issuer Trustee	11
4.13 Allocation	12
4.14 Fiscal Year and Form of Accounts	12
4.15 Power to Contract	12

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4.16 Indemnification	13
4.17 Further Powers	13
4.18 Auditors	14
4.19 Defect in Appointment	14
4.20 Power of Attorney re: Quebec Security	14

ARTICLE Five REPLACEMENT OF ISSUER TRUSTEE

5.01 Resignation of Issuer Trustee	14
5.02 Vacancy	15
5.03 Appointment of New Issuer Trustee	15
5.04 Merger, Consolidation and Amalgamation	15
5.05 Vesting in Successor Issuer Trustee	15
5.06 Confidentiality	15

ARTICLE Six STANDARD OF CARE, LIMITATION OF LIABILITY OF ISSUER TRUSTEE AND OTHER MATTERS

6.01 Standard of Care	16
6.02 Limitation of Liability of Issuer Trustee	16
6.03 Indemnification of the Issuer Trustee	17
6.04 Reliance upon Advice	17
6.05 Limitation of Liability of Beneficiary	18
6.06 Provisions Regarding Liability	18

ARTICLE Seven RECORDS AND OTHER MATTERS

7.01 Records to be Kept	18
7.02 Method of Keeping Records	18

ARTICLE Eight AMENDMENT

8.01 Amendment	19
8.02 Automatic Amendment	19
8.03 Supplemental Declaration of Trust	19

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ARTICLE Nine TERMINATION OF THE TRUST AND DISTRIBUTION OF TRUST PROPERTY

9.01 Termination	19
9.02 Distribution of Annual Net Income of the Trust	20

ARTICLE Ten POWER TO CHANGE GOVERNING LAW

10.01 General	20

THIS AMENDED AND RESTATED DECLARATION OF TRUST made as of March 31, 1999,

RECITES THAT:

WHEREAS TD TRUST COMPANY, a trust company formed under the laws of Canada (the “Issuer Trustee”) has determined to establish the Trust (as defined below) for the purpose of establishing and carrying on the activities hereinafter described in order to produce income for the benefit of the Beneficiary;

AND WHEREAS the Issuer Trustee made a declaration of trust (the “Original Declaration”) as of the date first above written, establishing the Trust;

AND WHEREAS the Issuer Trustee has determined to amend and restate the Original Declaration, in order to describe more fully the purposes of and the activities to be carried on by the Trust;

DECLARATION:

The Issuer Trustee hereby declares that it holds in trust as trustee the sum of TEN DOLLARS ($10.00) and all property of every nature and kind which it may acquire in its capacity as trustee of the Trust, and all income therefrom, for the benefit of the Beneficiary, in accordance with and subject to the provisions of this Declaration of Trust.

ARTICLE One
INTERPRETATION

1.01	Definitions

In this Declaration of Trust, terms used herein and not otherwise defined, have the meanings specified therefor in the Pooling and Servicing Agreement and the Trust Indenture, as applicable. In addition, except as otherwise specified herein or unless the context otherwise requires, the following terms shall have the meanings set forth for all purposes of this Declaration of Trust:

(a)	“Administrative Agent” means RBC and its successors and assigns appointed as administrative agent to the Trust under the Administration Agreement;

(b)	“Administration Agreement” means the administration agreement between the Trust and the Administrative Agent dated as of the date hereof, as such agreement may be amended, supplemented, modified, restated or replaced from time to time;

(c)	“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, for the purposes of this definition, “control” means, in respect of any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

(d)	“Annual Net Income of the Trust” means the income of the Trust for the fiscal year of the Trust as computed in accordance with the ITA and after deducting all expenses properly incurred by the Trust, including amounts payable under Section 4.10 and 4.12 and all fees and expenses payable to the Administrative Agent;

(e)	“Asset Interests” means (i) Series (including, without limitation, any Series Enhancement relating thereto), (ii) generally, whole or undivided interests in, or interests in pools of, credit card receivables and related assets originated by an Originator and transferred pursuant to a Securitization Agreement, and (iii) any other rights, interests and benefits acquired by the Trust on or after the date hereof pursuant to the terms of the Programme Agreements (including, without limitation, any Credit Enhancement Agreements);

(f)	“Beneficiary” means the Girl Guides of Canada Guides du Canada or such other incorporated registered charity within the meaning of the ITA from time to time, designated in writing by the Issuer Trustee in consultation with the Administrative Agent on an annual basis or upon the termination of the Trust, and any successor of any of such charities which is also an incorporated registered charity under the ITA, or, any of such incorporated registered charities under the ITA as the Issuer Trustee in its sole discretion may designate in writing from time to time to be the recipient of the Trust Property, and the term “Beneficiaries” refers to more than one such incorporated registered charity;

(g)	“Business Day” means any day of the year, other than a Saturday or Sunday or other day on which banks are required or authorized to be closed in Toronto, Ontario;

(h)	“Credit Enhancement” means any form of credit enhancement provided to the Trust for the Notes;

(i)	“Credit Enhancement Agreement” means any credit enhancement agreement entered into hereafter between the Trust and one or more Credit Enhancers providing Credit Enhancement in respect of Notes;

(j)	“Credit Enhancer” means any Person providing Credit Enhancement to the Trust pursuant to a Credit Enhancement Agreement, and any successor or assign of such Person;

(k)	“Custodian” means The Trust Company of Bank of Montreal, in its capacity as agent and nominee under the Pooling and Servicing Agreement and any successor agent appointed in accordance with the terms of such agreement;

(l)	“DBRS” means Dominion Bond Rating Service Limited;

(m)	“Declaration of Trust”, “this Declaration of Trust”, “herein”, “hereof”, “hereto”, “hereunder”, and similar expressions refer to this amended and restated declaration of trust, as the same may be further amended, modified, restated or replaced from time to time, and not to any particular Article, Section or paragraph hereof and, unless otherwise indicated, references to Articles, Sections, paragraphs and clauses are to Articles, Sections, paragraphs and clauses of this declaration of trust;

(n)	“Determination Period” shall mean any period of days that begins on and includes the day immediately after a Determination Day (or in the case of the initial Determination Period the day following the effective date hereof) and ends on and includes the day that is the next succeeding Determination Day and, when modified by the word “related” in respect of a particular Determination Day, shall mean such period of days that ends on and includes that particular Determination Day;

(o)	“Distribution Day” shall mean with respect to a Series for a Determination Period, the date specified as such in the related Series Purchase Agreement and when modified by the word “related” in respect of a particular Determination Day or Determination Period shall mean the immediately preceding Determination Day or the Determination Period ending on such Determination Day, as applicable;

(p)	“Eligible Institution” means a bank, trust company or other financial institution, including an Affiliate of the Issuer Trustee, having: (i) a rating on such entity’s short term indebtedness of “R-1 (middle)” or better from DBRS and “A-l+” or better from S&P or a rating on its long-term unsecured indebtedness of “AA (low)” or better from DBRS and “AA-” or better from S&P; (ii) the equivalent rating thereof from time to time from such Rating Agencies designated by or on behalf of a Trust; or (iii) such lower rating as such Rating Agencies may permit;

(q)	“Eligible Investments” means (i) with respect to investments pertaining to a particular Series, those investments which constitute Eligible Investments, as such term is defined in the Pooling and Servicing Agreement or Series Purchase Agreement relating to such Series, and (ii) generally, those investments permitted pursuant to the Programme Agreements;

(r)	“Hedging Agreement” means any currency exchange or interest rate exchange agreement, interest rate cap, collar or floor agreement, forward rate or currency agreement or other similar agreement and options with respect thereto, in connection with or related to the Notes, the obligations of the Trust as borrower under any credit agreement or loan agreement or the acquisition of Asset Interests, between the Trust and any Person;

(s)	“Issuer Trustee” means TD Trust Company and any successor thereto appointed pursuant to Article Five;

(t)	“ITA” means the Income Tax Act (Canada), as the same may be amended, restated or re-enacted from time to time;

(u)	“Notes” means the asset-backed notes issued from time to time pursuant to the Trust Indenture;

(v)	“Originator” means RBC or any RBC Affiliate, and their successors and assigns;

(w)	“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government (or any-agency or political subdivision thereof), or any other entity;

(x)	“Pooling and Servicing Agreement” means the pooling and servicing agreement to be dated as of July 6, 1999 (or such other date determined by RBC and TD Trust Company) between RBC, as Seller (as defined therein) and Initial Servicer (as defined therein) and the Custodian, as such agreement may be further amended, supplemented, modified, restated or replaced from time to time;

(y)	“Programme Agreements” means, at any time, collectively, this Declaration of Trust, the Administration Agreement, and the Trust Indenture, Hedging Agreements, Securitization Agreements (including, without limitation, the Pooling and Servicing Agreement and the Series Purchase Agreements relating to any Series (or any interest therein) acquired by the Trust), Credit Enhancement Agreements, Servicing Agreements, Subordinated Loan Agreements and Underwriting Agreements, in effect at such time;

(z)	“Rating Agencies” means at any time the credit rating agencies which at the request of the Trust are rating any of the Notes;

(aa)	“RBC” means Royal Bank of Canada and any successor thereto;

(bb)	“RBC Affiliate” means an affiliate of RBC within the meaning of the Bank Act (Canada);

(cc)	“Records” means all contracts, books, records and other documents and information, including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights, maintained with respect to, but solely to, the assets of the Trust;

(dd)	“S&P” means Standard and Poor’s Rating Service;

(ee)	“Securitization Agreement” means the Pooling and Servicing Agreement, the Series Purchase Agreements relating to any Series (or any interest therein) acquired by the Trust, and any other agreement, entered into by the Trust and an Originator and, in certain cases, other parties, in connection with a programme structured by or on behalf of the Trust to provide one or more advances or payments to such Originator in connection with the purchase, other acquisition, sale or other disposition of Asset Interests;

(ff)	“Series” shall mean a series of Ownership Interests (which, for greater certainty, may consist of a single Ownership Interest owned by a single Co-Owner), including all Additional Ownership Interests of such series, created and Transferred pursuant to a Series Purchase Agreement and specified therein as Ownership Interests of the same Series, within which there may be one or more Classes;

(gg)	“Series Enhancement” shall mean, with respect to a Series or Class, any letter of credit, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement, interest rate swap agreement, loan agreement, enhancement agreement or other similar arrangement established for the benefit of the Co-Owners of such Series or Class, as applicable;

(hh)	“Series Enhancement Agreement” means any agreement entered into hereafter between the Trust or the Custodian (or other similar, agent) and one or more Series Enhancers providing Series Enhancement in respect of Asset Interests;

(ii)	“Series Purchase Agreement” shall mean, with respect to any Series, a series purchase agreement executed and delivered in connection with the creation and Transfer of one or more Ownership Interests of such Series and, if applicable, the creation and Transfer of Additional Ownership Interests of such Series in each case pursuant to the Pooling and Servicing Agreement, which sets forth, among other things, the Principal Terms of the Series and includes the related Distribution Notice, as the same may be amended, supplemented, modified or restated;

(jj)	“Servicing Agreement” means the Pooling and Servicing Agreement, the Series Purchase Agreements relating to any Series (or any interest therein) acquired by the Trust, and any other agreement entered into between the Trust and any Person providing for the present or future servicing of Asset Interests;

(kk)	“Subordinated Loan Agreement” means any loan agreement between an Originator and the Trust, pursuant to which such Originator lends money to the Trust for the purpose of financing the payment by the Trust of expenses payable by the Trust in connection with the transactions contemplated pursuant to the Programme Agreements;

(ll)	“Trust” means the trust established by this Declaration of Trust;

(mm)	“Trust Activities” means the activities of the Trust described in Section 2.02;

(nn)	“Trust Company” means a federally or provincially incorporated trust company licensed to carry on business in all provinces and territories of Canada;

(oo)	“Trust Indenture” means the trust indenture to be made as of July 6, 1999 (or such other date determined by the Issuer Trustee and CIBC Mellon Trust Company) between CIBC Mellon Trust Company, as indenture-trustee, and the Trust (together with any supplemental indentures relating thereto), as the same may be amended, supplemented, modified, restated or replaced from time to time, and any other trust indenture (together with any supplemental indentures relating thereto) entered into by the Trust in connection with the issuance of Notes by the Trust;

(pp)	“Trust Property” means, as of any particular time, all assets of the Trust and all property, real, personal or otherwise, tangible or intangible, which has been transferred, conveyed or paid to, or acquired by the Trust, including all income, earnings, profits and gains therefrom, and which at such time is owned or held by the Trust;

(qq)	“Underwriter” means one or more Persons who are parties to an Underwriting Agreement (other than the Issuer Trustee or an Originator) for the purpose of facilitating the sale and distribution of the Notes referred to in the Underwriting Agreement; and

(rr)	“Underwriting Agreement” means any agreement which may be entered into from time to time between the Trust and an Underwriter or other Person providing for the sale and distribution of Notes of the Trust.

1.02	Extended Meanings

In this Declaration of Trust, words importing the singular number also include the plural and vice versa and words importing any gender include all genders. A reference in this Declaration of Trust to any agreement, instrument or declaration means such agreement, instrument or declaration as the same may be amended, supplemented, modified, restated or replaced from time to time.

1.03	Headings

Article and Section headings are not to be considered part of this Declaration of Trust and are included solely for convenience of reference.

1.04	References to Acts of the Trust

For greater certainty, where any reference is made in this Declaration of Trust to an act to be performed by the Trust, such reference will be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee on behalf of the Trust. Where any reference is made in this Declaration of Trust to an act to be performed by the Issuer Trustee, such reference will be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee for and on behalf of the Trust.

1.05	Proper Law

Subject to Section 10.01, this Declaration of Trust will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.06	Invalidity of Provisions

The invalidity or unenforceability of any provision or covenant contained in this Declaration of Trust will not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and any such invalid or unenforceable provision or covenant will be deemed to be severable.

ARTICLE Two
PURPOSE OF THE TRUST

2.01	Purpose of the Trust

The purpose of the Trust is to establish and carry on business activities in order to produce income for the benefit of the Beneficiary and to distribute the Trust Property in accordance with Article 9, and not for any religious, charitable, educational or public purpose.

2.02	Activities of the Trust

The Trust will carry on its business activities in order to produce income for the benefit of the Beneficiary, all in accordance with and subject to the terms of the Programme Agreements. The business activities of the Trust will be the purchase, acquisition and administration of Asset Interests, all in accordance with and subject to the terms of the Programme Agreements, which purchase or acquisition is to be funded through the borrowing of money, or the issuance of promissory notes, debt securities or other debt instruments, including without limitation the issuance of the Notes by private placement, public offering or otherwise. Such business activities shall be subject to the express condition that the recourse of any lender to the Trust or holder of Notes or counterparty under any Hedging Agreement against the Trust shall be limited to the Trust’s right, title and interest in and to the Asset Interests (and proceeds thereof) which were acquired (or, in the case of a refinancing, refinanced) from the funds advanced by such lender or holder of Notes or to which such Hedging Agreement relates all in accordance with and subject to the terms and conditions of the Programme Agreements. The activities of the Trust shall include all such other activities, all of which shall be subject to the express condition stated in this section, as may be reasonably incidental to the foregoing or necessary in connection with the performance by the Trust of its obligations under the Programme Agreements. The Trust shall not engage directly or indirectly in any activity other than the activities described in this Section 2.02.

2.03	Segregation of Assets

The Trust will maintain Records to enable it to (a) satisfy the condition expressed in section 2.02 hereof with respect to all of its Notes and obligations under Hedging Agreements, and (b) identify for all of its Asset Interests the particular Notes and Hedging Agreements which may have recourse to any separate group of Asset Interests.

ARTICLE Three
CHARACTERISTICS OF THE TRUST

3.01	Name and Head Office

The English form of the name of the Trust is “Golden Credit Card Trust” and the French form of the name of the Trust is “Fiducie carte de crédit or”. The Trust may use and may be legally designated by either the English form or the French form of its name. Should the Issuer Trustee determine that the use of the name of the Trust is not practicable, legal or convenient, it may use such other designation or adopt such other name for the Trust as it deems proper and the Trust may hold property and conduct the Trust Activities under such other designation or name. The head office, chief executive office, chief place of business and situs of administration of the Trust will initially be situated at the offices of the Issuer Trustee situated at Commercial Union Tower, P.O. Box 1, 100 Wellington St. West -- 4th floor, Toronto, Ontario, M5K 1A2. The Trust may at any time or from time to time change the head office, chief executive office, chief place of business and situs of the administration of the Trust to another location within Canada or have such other offices or places of administration within Canada as the Issuer Trustee may from time to time determine is necessary or desirable.

3.02	Nature of the Trust

The Trust is not and is not intended to be, will not be deemed to be and will not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company or corporation, nor will the Issuer Trustee or the Beneficiary or any of them for any purpose be, or be deemed to be, or be treated in any way whatsoever as, liable or responsible hereunder as partners or joint venturers. The Issuer Trustee will not be, or be deemed to be, the agent of the Beneficiary. The relationship of the Beneficiary to the Issuer Trustee will be solely that of the beneficiary of the Trust and the rights of the Beneficiary will be limited to those expressly conferred upon it by this Declaration of Trust and, for greater certainty, the Issuer Trustee will be entitled to deal with the Trust Property in the manner provided in this Declaration of Trust without the consent of or approval from or notice to the Beneficiary.

ARTICLE Four
RIGHTS AND POWERS OF ISSUER TRUSTEE

4.01	General Powers

Subject to the specific restrictions and limitations set forth in this Declaration of Trust and notwithstanding the provisions of the Trustee Act (Ontario) or any other similar legislation in any jurisdiction, the Issuer Trustee will have, without the necessity of authorization by, and free from any power or control on the part of, the Beneficiary, full, exclusive and absolute power, control and authority over the Trust Property and the Trust Activities to the same extent as if the Issuer Trustee were the sole and absolute owner thereof in its own right including, without limitation, such power, control and authority to do all such acts and things as in its sole judgment and discretion are necessary, incidental or desirable for carrying on the Trust Activities in accordance with the Programme Agreements with such powers of delegation as may be permitted by this Declaration of Trust. For greater certainty, the powers of the Issuer Trustee that may be exercised as aforesaid include the powers set forth in Sections 4.02 to and including 4.18, and 4.20. The enumeration of any specific power or authority in this Declaration of Trust will not be construed as limiting the aforesaid power or authority or any other specific power or authority. Subject only to the express limitations contained in this Declaration of Trust, every discretion or power hereby conferred on the Issuer Trustee is an absolute and uncontrolled discretion or power.

4.02	Acquisition of Assets and Deposit of Funds

Subject to Section 2.02, the Issuer Trustee will have the power to acquire Asset Interests, for such consideration as it may deem proper, and to invest in any Eligible Investments. The Issuer Trustee will have power to deposit any money forming part of the Trust Property with any Eligible Institution and to withdraw such deposits in such manner as the Issuer Trustee may determine. The Issuer Trustee will have no liability for any loss which may occur by reason of the failure of any Eligible Institution with whom such money has been deposited.

4.03	Legal Title and Custody

The Issuer Trustee will have the power to cause any and all Trust Property to be held by and/or registered in the name of any Person.

4.04	Disposition of Trust Property

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have the power to sell, convey, transfer and assign all Trust Property free and clear of any and all trusts hereby established, at public or private sale, for cash or on terms, with or without advertisement and subject to such restrictions, stipulations, agreements and reservations as it may deem proper.

4.05	Management of Trust Property

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have the power to own, manage, use, invest and hold the Trust Property and to enter into agreements in respect of the Trust Property or its use including, without limitation, agreements to modify, amend, extend, renew or terminate any grant or agreement relating to the Trust Property and to waive compliance with any of the terms and conditions thereof, all in each case without the approval of or notice to the Beneficiary.

4.06	Power to Borrow Money and Issue Debt Obligations

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have the following powers:

(a)	to borrow or in any other manner raise money and to evidence the same by the issuance of promissory notes, debt securities or other debt instruments, including the Notes by private placement, public offering or otherwise;

(b)	to reacquire or redeem promissory notes, debt securities or other debt instruments including the Notes;

(c)	to execute and deliver any trust indenture or supplement thereto, security agreement, mortgage, pledge, hypothec, assignment or other instrument to secure debt obligations or any other obligations of the Trust including the Notes and amendments, modifications, restatements or replacement thereof, whether by fixed or floating charge or by assignment or by the granting of a security interest, free and clear of any and all trusts hereby established and, in lieu of or in addition to granting any security for Notes, to grant to any Person a negative pledge whereby the Issuer Trustee agrees not to encumber any Trust Property and such other covenants as the Issuer Trustee may deem appropriate to effect the foregoing; and

(d)	to execute and/or deliver any agreement, instrument, certificate, direction or other document necessary or desirable in order to permit or give effect to the provisions of this Section including, without limitation, prospectuses, offering memoranda, regulatory filings, dealer agreements, underwriting agreements, note purchase agreements, subscription agreements, letters of representation, consent letters, and any instruments ancillary thereto.

4.07	Hedging Agreements

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have the power to enter into Hedging Agreements or acquire options to buy or sell marketable securities, in connection with or related to the borrowing or other raising of money by the Issuer Trustee or the purchase of Asset Interests or interests in Asset Interests, provided that such Hedging Agreements may be entered into only at or prior to the time that such securities are sold, or such borrowing, other raising of money or purchase takes place, as applicable.

4.08	Execution of Notes or Other Instruments

Every deed, transfer, assignment, hypothec, agreement, certificate, direction, instrument, prospectus, or any other document which is necessary or desirable to be executed by the Trust, including, without limitation, any document evidencing Notes or relating to the issuance of Notes, will be signed on behalf of the Trust by the Issuer Trustee or its duly appointed agent including the Administrative Agent.

4.09	Facsimile Signatures

The Issuer Trustee may authorize the use of facsimile signatures on the documents evidencing Notes, provided, however, that where facsimile signatures are so used, documents evidencing Notes will be manually countersigned or certified by a transfer agent, trustee, registrar or similar Person. If a promissory note, debt security or other debt instrument contains a printed or mechanically reproduced signature of a Person, the Issuer Trustee may issue the promissory note, debt security or other debt instrument notwithstanding that the Person has ceased to be a director or officer of the Issuer Trustee, and the promissory note, debt security or other debt instrument will be as valid as if the Person were a director or an officer at the date of its issue.

4.10	Taxes

The Issuer Trustee will have power to pay all taxes or assessments of whatever kind or nature imposed upon the Issuer Trustee and/or the Trust in connection with the Trust Property or upon or against the income from the Trust Activities or any part thereof, to settle and compromise disputed tax liabilities and, for the foregoing purposes, to make such returns and do all such other acts and things as may be deemed by the Issuer Trustee necessary or desirable. The Issuer Trustee will have the power to deduct and remit any taxes which are required by law to be deducted and remitted from any payment made by the Issuer Trustee under any Programme Agreement or otherwise.

4.11	Collection

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have power to:

(a)	collect, receive, give receipts for and sue for all sums of money or other property due to the Trust;

(b)	consent to extensions of time for payment of, or the renewal of, any securities or obligations of the Trust;

(c)	engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust by arbitration or otherwise deal with or settle any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property or the Trust Activities;

(d)	exercise any and all remedies available to it under any Programme Agreement or otherwise, including any power of foreclosure or sale available to the Issuer Trustee at law or pursuant to any agreement and, in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property and to convey good title thereto free of any and all trusts hereby established, or to take or retake possession of any property secured or unsecured thereunder or such other security;

(e)	extend the time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; and

(f)	pay or satisfy any debts or claims upon any evidence that the Issuer Trustee determines to be sufficient.

4.12	Expenses and Compensation of Issuer Trustee

The Issuer Trustee will have power to incur and make payment of any charges or expenses which in the opinion of the Issuer Trustee are necessary or incidental to or proper for carrying out any of the purposes of this Declaration of Trust and the Trust Activities and to pay appropriate compensation or fees from the funds of the Trust to Persons with whom the Trust has contracted or transacted business including, without limitation, any charges, expenses, compensation or fees payable under or in connection with the Programme Agreements. The Issuer Trustee will be entitled to receive reasonable fees and expenses from the funds of the Trust without any requirement of a passing of accounts in respect thereof or approval of the Beneficiary.

4.13	Allocation

The Issuer Trustee will have power to determine conclusively whether money or other assets received by the Trust or expenses or disbursements made by the Trust will be charged or credited to income or capital or allocated between income and capital, provided, however, that such determination will not be inconsistent with calculation of income in accordance with the ITA at the time the determination is made.

4.14	Fiscal Year and Form of Accounts

The fiscal year of the Trust will end on December 31. The Issuer Trustee will have power to determine and from time to time change the method or form in which the accounts of the Trust will be kept.

4.15	Power to Contract

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have power to appoint, employ or contract with any Person as the Issuer Trustee may deem necessary or desirable for the transaction of the Trust Activities and may transfer assets to such Person and delegate to such Person any or all of the discretionary powers given to the Issuer Trustee with respect to the management of the Trust Property. Without in any way limiting the generality of the foregoing, the Issuer Trustee will have power to:

(a)	enter into, execute, deliver, perform the obligations of the Trust under, and grant security as provided for in, the Programme Agreements;

(b)	appoint, employ or contract with any Person who, under the supervision of the Issuer Trustee, may, among other things: (i) furnish and supervise or cause to be furnished and supervised the performance of the clerical and administrative services necessary to the administration of the Trust and the Trust Property including, without limitation, the provision of office space, office equipment and personnel for the performance of such services, property management, administration and servicing, the maintenance of books and records for the Trust, the receipt and disbursement of Trust Property, the servicing and payment of debt and other obligations and generally all matters relating to the obtaining of and the administration and servicing of Trust Property including, without limitation, as provided in the Administration Agreement; (ii) serve as an advisor to the Issuer Trustee, furnish reports to the Issuer Trustee and provide research, economic and statistical data in connection with the Trust Activities; (iii) act as consultant, accountant, correspondent, lender, technical advisor, counsel, broker and dealer, underwriter, fiscal agent, corporate fiduciary, escrow agent, depository, custodian or agent for collection from obligors, loan administrator, appraiser, bank, insurer or insurance agent, transfer agent or registrar or issuing and paying agent for Notes or in any other capacity deemed by the Issuer Trustee necessary or desirable; (iv) act as attorney or agent in the purchase or sale or other disposition of the Trust Property or the property secured thereby and the handling, prosecution or settling of any claims of the Trust and assist in the performance of such functions necessary in the management of the Trust as may be agreed upon with the Issuer Trustee; and (v) execute and deliver the Programme Agreements. For greater certainty, the appointment by the Issuer Trustee of the Administrative Agent under the Administration Agreement will, where applicable, be deemed to constitute adequate supervision by the Issuer Trustee of any Person thereby engaged in connection with the foregoing activities;

(c)	investigate, select and conduct negotiations with Persons acting in the capacities referred to in Section 4.15(b) and, having regard to the condition expressed in section 2.02 hereof to the extent practical, pay appropriate fees to, and enter into appropriate contracts with, employ or retain the services of, any of them in connection with the Trust Property or property secured thereby, other assets and any security related thereto funded, acquired, sold or otherwise disposed of, or committed, negotiated or contemplated to be funded, acquired, sold, or otherwise disposed of or in connection with Notes;

(d)	substitute any other Person for any Person referred to in Section 4.15(b);

(e)	enter into any Underwriting Agreement or distribution, dealer or agency agreement relating to the distribution of the Notes provided that the fees or commissions payable to any such underwriter, distributor, dealer or agent shall be subject to the same limited recourse conditions as the underlying Notes, expressed in section 2.02 hereof; and

(f)	enter into a license agreement with respect to the use by the Trust of a trademark of any Person.

4.16	Indemnification

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have power to indemnify or enter into agreements with respect to indemnification with any Person with whom the Issuer Trustee or the Trust deals to such extent as the Issuer Trustee determines necessary or desirable.

4.17	Further Powers

The Issuer Trustee will have the power to perform and do all such other acts and things and to execute itself or have executed by any Person appointed by it pursuant to Section 4.08 all such deeds, transfers, assignments, hypothecs, agreements, certificates, directions, instruments or other documents whatsoever as it deems necessary, proper or desirable in order to carry on the Trust Activities in accordance with and subject to the Programme Agreements notwithstanding that such acts, things, deeds, transfers, assignments, hypothecs, agreements, certificates, directions, instruments or other documents are not herein specifically mentioned. Any determination as to what is necessary, proper or desirable in order to carry on the Trust Activities in accordance with the Programme Agreements or otherwise, provided it is made by the Issuer Trustee honestly and in good faith, will be conclusive. Any construction of this Declaration of Trust or the existence of any power or authority hereunder, made honestly and in good faith by the Issuer Trustee upon the advice of counsel, will be conclusive to the extent consistent with the law. In construing the provisions of this Declaration of Trust, there will be a presumption in favour of a grant of power to the Issuer Trustee.

4.18	Auditors

In accordance with and subject to the terms of the Programme Agreements, the Issuer Trustee will have the power from time to time to select and appoint and discharge and reappoint an auditor of the Trust in its discretion and to negotiate and fix the fees of any such auditor.

4.19	Defect in Appointment

Notwithstanding anything to the contrary herein contained, no action taken by the Issuer Trustee will be invalid by reason only of any defect that is thereafter discovered in its appointment.

4.20	Power of Attorney re: Quebec Security

The Issuer Trustee acknowledges that the Indenture Trustee has agreed to act as the holder of the power of attorney (the “fondé de pouvoir”) of the present and future Specified Creditors to the extent (but only to the extent) necessary or desirable for the purposes of creating, maintaining or enforcing the Lien Hereof (as such term is defined in the Trust Indenture) under the laws of the Province of Quebec, including executing a deed of hypothec and exercising all or any of the rights, powers, trusts or duties conferred upon the Indenture Trustee therein or conferred upon the Indenture Trustee thereunder with respect to the Lien Hereof. The Issuer Trustee, by accepting the benefits of the Trust Indenture, accepts and confirms, on its own behalf and on behalf of its successors and assigns, the appointment of the Indenture Trustee as the fondé de pouvoir of the present and future Issuer Trustee for such purposes (but only for such purposes).

ARTICLE Five
REPLACEMENT OF ISSUER TRUSTEE

5.01	Resignation of Issuer Trustee

If the Issuer Trustee desires to resign and be discharged from the trusts and powers reposed in or conferred on it by this Declaration of Trust, it will provide 60 days’ written notice (or such shorter period of notice as the Administrative Agent and the Indenture Trustee may agree to) thereof to the Administrative Agent, the Indenture Trustee and the Rating Agencies. The Administrative Agent may by instrument in writing appoint a Trust Company to replace the Issuer Trustee. Upon and only upon the consent by deed of any such Trust Company to become the successor Issuer Trustee of the Trust, the resigning Issuer Trustee will be discharged from its office hereunder. If the Administrative Agent fails to make such application within 60 days of receipt of such notice, then the Issuer Trustee may make an application to a judge of the Ontario Superior Court of Justice for appointment of a successor Issuer Trustee hereunder. If the Issuer Trustee elects not to make such an application, the Administrative Agent may do so. The expense of any act, document, deed or other instrument or thing required under this Section 5.01 will be satisfied from the Trust Property.

5.02	Vacancy

In the event of the bankruptcy, insolvency or inability of the Issuer Trustee to exercise its duties under this Declaration of Trust, the Administrative Agent may forthwith terminate the term of the office of the Trustee and, in such instance, a vacancy will occur. No vacancy shall operate to annul this Declaration of Trust or affect the continuity of the Trust.

5.03	Appointment of New Issuer Trustee

If, pursuant to this Article Five, a vacancy occurs in the office of the Issuer Trustee for any reason, the Administrative Agent may by instrument in writing appoint a Trust Company to replace the Issuer Trustee. If the Administrative Agent fails to make such appointment within 30 days of the course of such vacancy, then the Issuer Trustee may make an application to a judge of the Ontario Superior Court of Justice to appoint a successor Issuer Trustee hereunder. If the Issuer Trustee elects not to make such an application, the Administrative Agent may do so. The expense of any act, document, deed or other instrument or thing required under this Section 5.03 will be satisfied from the Trust Property.

5.04	Merger, Consolidation and Amalgamation

Any company into which the Issuer Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Issuer Trustee is a party, will be a successor Issuer Trustee under this Declaration of Trust.

5.05	Vesting in Successor Issuer Trustee

Any successor Issuer Trustee will become vested with all the estates, properties, rights, powers, duties, responsibilities and trusts of its predecessors in the trusts hereunder as if it had been originally named as Issuer Trustee pursuant to this Declaration of Trust. In furtherance of the foregoing, upon written request of the successor Issuer Trustee, the Issuer Trustee ceasing to act will do, make, execute, deliver or cause to be done, made, executed or delivered all such acts, documents, deeds or other instruments and things as may be necessary or desirable in order to more effectively assign, transfer and deliver to, and vest in, the successor Issuer Trustee, upon the trusts herein expressed, all the rights, powers and trusts of, and all property and money held by the Issuer Trustee so ceasing to act. The expense of any act, document, deed or other instrument or thing required under this Section 5.05 will be satisfied from the Trust Property on a pro rata basis among the separate groups of Asset Interests.

5.06	Confidentiality

At all times (including, without limitation, at any time the Issuer Trustee should resign or be discharged from the trusts and powers reposed in or conferred on it by this Declaration of Trust), the Issuer Trustee (or the trustee so resigning and being discharged, as the case may be) will treat as confidential all information relating to the Trust, the Trust Activities and the transactions contemplated by the Programme Agreements obtained by it in its capacity as Issuer Trustee.

ARTICLE Six
STANDARD OF CARE, LIMITATION OF LIABILITY
OF ISSUER TRUSTEE AND OTHER MATTERS

6.01	Standard of Care

The Issuer Trustee will exercise its powers and carry out its obligations hereunder as Issuer Trustee honestly, in good faith and in the best interests of the Trust and the Beneficiary and in connection therewith will exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. To the extent that the Issuer Trustee has delegated or subcontracted the performance of all or a portion of its duties to the Administrative Agent as contemplated by Section 4.15, it will be deemed to have satisfied the aforesaid standard of care. Unless otherwise required by law, the Issuer Trustee will not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Issuer Trustee will not be required to devote its entire time to the Trust Activities. For greater certainty, the entering into of any Programme Agreement by the Trust and the performance by the Trust of its obligations thereunder will be deemed to be in the best interests of the Beneficiary and the Trust.

6.02	Limitation of Liability of Issuer Trustee

The Issuer Trustee will not be subject to any liability whatsoever, in tort, contract or otherwise, in connection with the Trust Property or the Trust Activities, to the Beneficiary or to any other Person, for any action taken or permitted by it to be taken or for its failure to take any action including, without limitation, the failure to compel in any way any former or acting Issuer Trustee to redress any breach of trust in respect of the execution of the duties of its office or in respect of the Trust Property or the Trust Activities, provided that the foregoing limitation will not apply in respect of any action or failure to act arising from or in connection with dishonesty, bad faith, wilful misconduct, fraud, gross negligence or reckless disregard of a duty by the Issuer Trustee. The Issuer Trustee, in doing anything or permitting anything to be done in respect of the execution of the duties of its office or in respect of the Trust Property or the Trust Activities is, and will be conclusively deemed to be, acting as trustee of the Trust and not in any other capacity. Except as to the extent provided in this Section 6.02, the Issuer Trustee will not be subject to any liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust arising out of anything done or permitted by it to be done or its failure to take any action in respect of the execution of the duties of its office or for or in respect of the Trust Property or the Trust Activities and resort will be had solely to the Trust Property for the payment or performance thereof. No property or assets of the Issuer Trustee, owned in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Declaration of Trust. Notwithstanding any other provision of this Article Six, but subject to the condition expressed in section 2.02 hereof, each creditor of the Trust is entitled to recourse to the Trust Property to satisfy the obligations of the Trust to that creditor. That recourse shall exist in full even if (a) the Issuer Trustee has no right to seek indemnification from the Trust Property or to apply such Trust Property in satisfaction of those obligations or (b) those rights of the Issuer Trustee are impaired.

6.03	Indemnification of the Issuer Trustee

The Issuer Trustee, its directors, officers and employees will at all times be indemnified and saved harmless out of the Trust Property from and against all claims (including any claim arising out of the assessment of any tax on income by a taxing authority), demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever including, without limitation, those arising out of or related to actions taken or omitted to be taken by any agent of the Issuer Trustee including without limitation the Administrative Agent as contemplated hereby, legal fees and disbursements on a solicitor and his own client basis and costs and expenses incurred in connection with the enforcement of this indemnity (each a “Claim”), which the Issuer Trustee, its directors, officers and employees may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Issuer Trustee or which it sustains or incurs in or about or in relation to the Trust Property and the Trust Activities. To the extent that a Claim is attributable solely to a single series or a number of specific series of Notes or borrowing which is subject to the condition expressed in section 2.02 hereof, the Issuer Trustee will first exhaust its recourse against the related Asset Interests. If such Asset Interests are insufficient to satisfy the indemnity set out in this Section 6.03, or if the Claim is not attributable to a single series or a number of specific series of Notes or borrowing which is subject to the condition expressed in section 2.02 hereof, the Claim will be satisfied from the Trust Property on a pro rata basis among the separate groups of Asset Interests. Further, the Issuer Trustee will not be liable to the Trust, to any Beneficiary or to any other Person for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the Trust Property. The foregoing provisions of this Section 6.03 do not apply to the extent that in any circumstances there has been dishonesty, bad faith, wilful misconduct, fraud, gross negligence or reckless disregard of a duty by the Issuer Trustee, its directors, officers, employees or agents excluding the other parties to the Programme Agreements. Notwithstanding any other provision hereof, this indemnity will survive the removal or resignation of the Issuer Trustee, the termination of this Declaration of Trust and the termination of any trust created hereby.

6.04	Reliance upon Advice

The Issuer Trustee may rely and act upon any statement, notice, report or opinion prepared by or any advice received from the Administrative Agent or from the auditors, counsel or other professional advisors of the Issuer Trustee and will not be responsible or held liable for any loss or damage resulting from so relying or acting if the Issuer Trustee acted reasonably and in good faith relied upon the advice received and if the professional advisor was aware that the Issuer Trustee was receiving the advice in its capacity as Issuer Trustee. The Issuer Trustee is entitled to rely and act upon the genuineness and authenticity of any writing submitted to it that it in good faith believes to be genuine.

6.05	Limitation of Liability of Beneficiary

The Beneficiary will not be held to have any personal liability as such, and no resort will be had to its private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation in respect of which the Beneficiary would otherwise have to indemnify the Issuer Trustee for any liability incurred by the Issuer Trustee as such, but rather the Trust Property only will be subject to levy or execution for such satisfaction.

6.06	Provisions Regarding Liability

Any written instrument creating an obligation of the Issuer Trustee will be conclusively deemed to have been executed by the Issuer Trustee only in its capacity as Issuer Trustee. Any written instrument creating an obligation of the Issuer Trustee will contain a provision to the effect that the obligations thereunder are not binding upon the Issuer Trustee except in its capacity as Issuer Trustee, nor will resort be had to the property of the Issuer Trustee except in its capacity as Issuer Trustee, but that the Trust Property or a specific portion thereof only will be bound, and may at the request of the Issuer Trustee make specific provision to the foregoing effect and contain any further provisions which the Issuer Trustee may deem appropriate, but the omission of any such provisions will not operate to invalidate any such instrument or to impose liability on the Issuer Trustee, except as aforesaid.

ARTICLE Seven
RECORDS AND OTHER MATTERS

7.01	Records to be Kept

The Issuer Trustee will keep or cause to be kept at the head office of the Trust or at the office of the Administrative Agent proper records and books of account as are by law or good business practice necessary. Such records or books may be kept at the office of any Person whom the Issuer Trustee has appointed to maintain the same, provided that the Issuer Trustee has access to such books and records on one day’s notice to such Person.

7.02	Method of Keeping Records

Where this Declaration of Trust requires the Issuer Trustee to cause a Record to be kept, it may be kept in bound or loose-leaf form or by means of a mechanical, electronic or other device.

ARTICLE Eight
AMENDMENT

8.01	Amendment

(1)       Subject to compliance with the terms of the applicable Programme Agreements, the Issuer Trustee may, from time to time, amend, vary, supplement, replace or restate the provisions of this Declaration of Trust without the consent or approval of the Beneficiary or any court as follows:

(a)	to the extent deemed necessary by the Issuer Trustee in good faith to be necessary to ensure compliance with, or to remove any conflicts or other inconsistencies which may exist between any term of this Declaration of Trust and, the provisions of any applicable law in effect from time to time;

(b)	to the extent deemed necessary by the Issuer Trustee in good faith to be necessary to make any change or correction in this Declaration of Trust which is a typographical change or correction or which the Issuer Trustee has been advised by legal counsel is required for the purpose of curing any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein; or

(c)	to the extent deemed necessary or desirable in the sole discretion of the Issuer Trustee to permit or facilitate the carrying on of the Trust Activities including the accommodation of requests made by rating agencies or regulatory authorities in relation to the issuance of Notes.

(2)       The Issuer Trustee will immediately upon the entering into thereof, provide the Rating Agencies with a copy of any amendment, variation, supplement, replacement or restatement of this Declaration of Trust.

8.02	Automatic Amendment

Upon the Issuer Trustee ceasing to be a trustee of the Trust, this Declaration of Trust will be automatically amended to delete any reference to the name of the trustee so ceasing to be a trustee of the Trust and to substitute therefor the name of the successor trustee of the Trust. Notice of any change in the Issuer Trustee will be endorsed upon or attached to this Declaration of Trust and signed by the successor Issuer Trustee and every such notice will be sufficient evidence to any Person dealing with the Issuer Trustee under this Declaration of Trust as to the facts to which it relates.

8.03	Supplemental Declaration of Trust

The Issuer Trustee is authorized to execute any supplemental declaration of trust to give effect to amendments to this Declaration of Trust made pursuant to this Article 8. The Issuer Trustee shall not be obligated to enter into any such supplemental declaration if it adversely affects the Issuer Trustee’s rights, duties or immunities under this Declaration of Trust or otherwise.

ARTICLE Nine
TERMINATION OF THE TRUST
AND DISTRIBUTION OF TRUST PROPERTY

9.01	Termination

(a)	The Trust will continue in full force and effect so long as any Notes remain outstanding, until the Trust has satisfied all of its obligations under the Programme Agreements and until the trusts established hereby have been effected. Notwithstanding the foregoing, the Issuer Trustee will wind up the affairs of the Trust and terminate the Trust and distribute the Trust Property no later than December 31, 2019.

(b)	Subject to Section 9.01(a), the Issuer Trustee may in its sole discretion wind up the affairs of the Trust and terminate the Trust and, if applicable, select the Beneficiary or Beneficiaries and, upon receipt of such releases, indemnities and refunding agreements as the Issuer Trustee deems necessary for its protection, distribute the remaining Trust Property, after payment of all other obligations of the Trust, in cash or in kind or partly in each to the Beneficiary or Beneficiaries.

9.02	Distribution of Annual Net Income of the Trust

Subject to the payment priorities specified in the Programme Agreements, the Issuer Trustee shall distribute to the Beneficiary on the last Business Day of each fiscal year or, in the case of the termination of the Trust on the last Business Day preceding such termination, the Annual Net Income of the Trust, if any, in respect of such fiscal year. If such distribution is to be made prior to the final determination of the Annual Net Income of the Trust, the Issuer Trustee shall be entitled to rely on an estimate of the amount to be distributed, such estimate to be provided by the Administrative Agent not later than 30 days prior to the proposed distribution date set out above. Subject to the payment priorities specified in the Programme Agreements, the Beneficiary shall be entitled to enforce payment of such Annual Net Income of the Trust, if any, as of December 31 in each year.

ARTICLE Ten
POWER TO CHANGE GOVERNING LAW

10.01	General

Notwithstanding anything herein contained, the Issuer Trustee, subject to obtaining the prior written consent of the Rating Agencies, may at any time or times and from time to time during the existence of the trusts hereby created by deed declare that the Trust will from the date of such declaration take effect in accordance with the law of some other province of Canada (not being a province under the law of which this Trust would not be irrevocable) and that the forum for the administration thereof will thenceforth be the courts of that province and as from the date of such declaration the law of the province named therein will be the law applicable to this Trust and the courts of that province will be the forum for the administration thereof but subject to the powers conferred by this Section and until any further declaration is made hereunder, provided however the Issuer Trustee will take advice with respect to the implications associated therewith, including any tax implications.

IN WITNESS WHEREOF the Issuer Trustee has caused this Declaration of Trust to be executed as of the day and year first above written by its duly authorized signatories.

TD TRUST COMPANY, AS TRUSTEE

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Authorized Signatory

By:	/s/ Kathryn T. Thorpe
	Name:	Kathryn T. Thorpe
	Title:	Authorized Signatory

SUPPLEMENTAL DECLARATION OF TRUST

THIS AGREEMENT made as of the 22nd day of April, 2008.

AMONG:	Royal Bank of Canada

("Administrative Agent”)

AND:	THE CANADA TRUST COMPANY, as predecessor issuer trustee

a trust company amalgamated under the laws of Canada,

("Canada Trust")

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA, as successor issuer trustee a trust company incorporated under the laws of Canada,

(“Computershare”).

WHEREAS the amended and restated declaration of trust made as of March 31, 1999 establishing Golden Credit Card Trust (“Declaration of Trust”), provides for the replacement of the issuer trustee;

AND WHEREAS the administration agreement made as of March 31, 1999 appointed Royal Bank of Canada as the administrative agent;

AND WHEREAS Canada Trust and Computershare represent that Computershare acquired substantially all of the corporate trust services business of Canada Trust pursuant to an asset purchase agreement, dated February 26, 2007, and pursuant thereto Canada Trust agreed to transfer to Computershare the appointment as issuer trustee under the Declaration of Trust;

AND WHEREAS the aforementioned transaction closed on April 30, 2007 (“Closing Date”);

AND WHEREAS Article 5.01 of the Declaration of Trust provides that the issuer trustee may tender its resignation by giving 60 days’ written notice of its intention to resign to the Administrative Agent, and the indenture trustee, and rating agencies;

AND WHEREAS to give effect to the foregoing, Canada Trust, as issuer trustee, desires and hereby notifies all required parties, in accordance with the terms of the Declaration of Trust, of its intention to resign as issuer trustee and to be discharged from its obligations thereunder, and to transfer to Computershare all of its rights, powers and obligations as issuer trustee under the Declaration of Trust;

AND WHEREAS the Administrative Agent and indenture trustee have accepted such resignation and the Administrative Agent is prepared to appoint Computershare as successor issuer trustee and Computershare will accept such appointment, pursuant to Article 5.03 of the Declaration of Trust (the “Appointment”);

AND WHEREAS the parties wish to execute this Agreement, in accordance with Article 5 of the Declaration of Trust, to evidence and provide for the Appointment of (and acceptance by) Computershare as issuer trustee to take effect as of the date first written above (the “Transfer Date”).

 2

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:

1.	Canada Trust provided written notice as per Article 5.01 of the Declaration of Trust of its resignation as issuer trustee on April 22nd, 2008 and is hereby discharged as issuer trustee under the Declaration of Trust effective as of and on the Transfer Date.

2.	The Administrative Agent hereby appoints Computershare as the successor issuer trustee and Computershare hereby accepts the Appointment pursuant to Article 5.03 of the Declaration of Trust.

3.	Computershare hereby represents and warrants to the trust and the Administrative Agent that it is a corporation authorized to carry on the business of a trust company in each of the provinces and territories of Canada.

4.	Canada Trust hereby transfers and assigns to Computershare, as successor issuer trustee, all the estates, properties, rights, powers, responsibilities, liabilities and obligations (“Rights”) of Canada Trust arising or existing under and pursuant to the Declaration of Trust, and any related document, agreement or instrument to which Canada Trust is a party in its capacity as issuer trustee, by operation of law, or otherwise in order to vest in Computershare, as successor issuer trustee, all such Rights of Canada Trust in the same manner and to the same extent as if Computershare had been originally named as issuer trustee pursuant to the Declaration of Trust.

5.	The Administrative Agent hereby acknowledges and agrees that Canada Trust shall not be responsible for any obligations or liabilities relating to or arising in respect of the Declaration of Trust on or after the Transfer Date. For greater certainty, the terms of this Appointment shall not release Canada Trust of any of its obligations or liabilities under the Declaration of Trust which arose prior to the Transfer Date.

6.	Canada Trust has transferred and delivered to Computershare and Computershare has accepted all of Canada Trust’s right, title and interest in (a) any and all books and records in printed format and where it is reasonably practicable, in electronic format relating exclusively to the Declaration of Trust and (b) any and all cash, shares, stocks, bonds and other property that were held by Canada Trust, as issuer trustee, in connection with the Declaration of Trust.

7.	Any and all notices delivered to the successor issuer trustee should be sent to the address as follows:

Head office of the Trust:

Computershare Trust Company of Canada

9th Floor, North Tower

100 University Avenue

Toronto, Ontario. M5J 2Y1

Attention: Manager, Corporate Trust

Fax: 416-981-9777

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9.	Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Agreement has been executed by all parties hereto.

10.	Each party hereto agrees to execute upon the original instrument, by facsimile or in counterparts, or any combination thereof and deliver all such documents and instruments and do such other acts as may be reasonably necessary or advisable to give effect to the terms hereof.

11.	This Agreement is supplemental to the Declaration of Trust and shall be read in conjunction therewith. Except only insofar as the same may be inconsistent with the express provisions of this Agreement, all of the provisions of the Declaration of Trust shall apply to and shall have effect in the same manner as if they and the provisions of this Agreement were contained in one instrument.

12.	This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

13.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

14.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Declaration of Trust.

In witness whereof this Agreement has been duly executed by the parties hereto as of the date first above written.

THE CANADA TRUST COMPANY

By:	/s/ Mary Allan
Name:	Mary Allan
Title:	Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Ruby Garcha
Name:	Ruby Garcha
Title:	Professional, Corporate Trust

By:	/s/ Mircho Mirchev
Name:	Mircho Mirchev
Title:	Professional, Corporate Trust

 4

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ James Salem
Name:	James Salem
Title:	Assistant Treasurer and Vice President

By:	/s/ Janice Fukakusa
Name:	Janice Fukakusa
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA,
as trustee of GOLDEN CREDIT CARD TRUST

SECOND SUPPLEMENTAL DECLARATION OF TRUST

Dated as of September 29, 2011

to the

AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of March 31, 1999

THIS SECOND SUPPLEMENTAL DECLARATION OF TRUST dated as of September 29, 2011 by Computershare Trust Company of Canada, a trust company governed by the laws of Canada.

WHEREAS The Canada Trust Company (formerly, TD Trust Company) established a trust known as Golden Credit Card Trust by declaration of trust dated March 31, 1999 (the “Original Declaration of Trust”);

AND WHEREAS the Original Declaration of Trust was amended and restated on March 31, 1999 and further amended by a Supplemental Declaration of Trust on April 22, 2008 (as amended, the “Declaration”);

AND WHEREAS The Canada Trust Company resigned as Issuer Trustee on April 22, 2008;

AND WHEREAS Computershare Trust Company of Canada was appointed as successor Issuer Trustee on April 22, 2008;

AND WHEREAS pursuant to Section 8.01(1)(c) of the Declaration, the Issuer Trustee may, from time to time, amend, vary, supplement, replace or restate the provisions of the Declaration without the consent or approval of the Beneficiary or any court to the extent necessary or desirable in the sole discretion of the Issuer Trustee to permit or facilitate the carrying on of the Trust Activities including the accommodation of requests made by rating agencies or regulatory authorities in relation to the issuance of Notes;

AND WHEREAS it is desirable to extend the term of the Trust to permit or facilitate the carrying on of the Trust Activities;

AND WHEREAS pursuant to Section 8.03 of the Declaration, the Issuer Trustee is authorized to execute any supplemental declaration of trust to give effect to amendments to the Declaration made pursuant to Article 8 thereof;

NOW THEREFORE the Issuer Trustee hereby declares that the Declaration is amended as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1              Definitions. All capitalized terms used herein that are defined in the Declaration shall have the meanings ascribed to them in the Declaration, except to the extent that such terms are defined or modified herein or hereby, or the context otherwise requires.

ARTICLE 2
AMENDMENTS TO DECLARATION

2.1              Amendment to Section 1.1 of the Declaration. Section 1.1 of the Declaration is hereby amended by adding the following definition after the definition of “Originator”:

“Perpetuity Date” shall mean the date that is 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust;"

2.3              Amendment to Section 9.01(a) of the Declaration. Section 9.01(a) of the Declaration is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Notwithstanding the forgoing, the Issuer Trustee will wind up the affairs of the Trust and terminate the Trust and distribute the Trust Property no later than the day immediately before the Perpetuity Date.”

ARTICLE 3
MISCELLANEOUS PROVISIONS

3.1              Ratification of Agreements. As amended by this Second Supplemental Declaration of Trust, the Declaration is in all respects ratified and confirmed and the Declaration, as amended by this Second Supplemental Declaration of Trust, shall be read, taken and construed as one and the same document.

3.2              Governing Law. This Second Supplemental Declaration of Trust shall be construed in accordance with and shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF Computershare Trust Company of Canada has executed this Second Supplemental Declaration of Trust as of the day and year first above written by its duly authorized signatories.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Sean Pigott
Name: Sean Pigott
Title: Corporate Trust Officer

By:	/s/ Daniel Marz
Name: Daniel Marz
Title: Corporate Trust Officer